UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2009

ARVINMERITOR, INC.
(Exact name of registrant as specified in its charter)

                        Indiana                               1-15983                         38-3354643
        (State or other jurisdiction           (Commission                  (IRS Employer

                of incorporation)                       File No.)                    Identification No.)

2135 West Maple Road

Troy, Michigan
(Address of principal executive offices)

48084-7186
(Zip code)

Registrant’s telephone number, including area code: (248) 435-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.      Results of Operations and Financial Condition

On February 4, 2009, ArvinMeritor, Inc. (“ArvinMeritor”) issued a press release and will hold a conference call regarding its financial results for the fiscal quarter ended December 28, 2008. The release is furnished as Exhibit 99a to this Form 8-K. The presentation by ArvinMeritor accompanying the conference call will be posted on the ArvinMeritor website (www.arvinmeritor.com).

The information in Item 2.02 of this Form 8-K and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02.      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Principal Accounting Officer

     On January 30, 2009, the Board of Directors of ArvinMeritor appointed Daniel R. Hopgood as Controller, which is the principal accounting officer of ArvinMeritor. In connection with his appointment as Controller, Mr. Hopgood received a 10.13% increase in his annual salary effective January 1, 2009, which was reduced 10% on January 16, 2009 as a result of ArvinMeritor’s salary reduction of 10% for executives.

Mr. Hopgood, 37, was Vice President, Finance of ArvinMeritor’s Commercial Vehicle Systems unit from December 2007 until his appointment as Controller. From January 2007 until December 2007, Mr. Hopgood was a Vice President and Assistant Controller of ArvinMeritor. From September 2005 through December 2006, Mr. Hopgood was Corporate Controller and Director of MSX International (a provider of outsourced business solutions to the automotive industry). From January 2003 until September 2005, Mr. Hopgood was Director of Finance – Americas of MSX International.

There are no family relationships, as defined in Item 401 of Regulation S-K, between Mr. Hopgood and any of ArvinMeritor’s executive officers and any director, executive officer or person nominated to become a director or executive officer. No officer of ArvinMeritor was selected pursuant to any arrangement or understanding between him or her and any person other than ArvinMeritor. In addition, Mr. Hopgood did not have a direct or indirect material interest in any transaction that would be required to be disclosed under Item 404(a) of Regulation S-K.

Other

The information set forth in Item 8.01 relating to a reduction in the annual compensation of the Board of Directors of ArvinMeritor is incorporated herein by reference.

Item 8.01.     Other Events

Board of Directors Compensation Reduction

At a meeting held on January 30, 2009, the Board of Directors of ArvinMeritor reduced the amount of their annual compensation by 10% until further notice. Their annual compensation consists of (i) a cash retainer of $75,000 plus (ii) an annual grant valued at $80,000 (to be comprised in the current year of cash and 3,500 shares of stock). The 10% reduction will be achieved, at the director’s election, either through foregoing the stock grant and deducting the balance of the $15,500 from the cash payment or through deducting the entire $15,500 from the cash payment.

Suspension of Dividend

The Board of Directors determined to suspend the quarterly dividend on ArvinMeritor’s common stock.

Item 9.01     Financial Statements and Exhibits

(d) Exhibits

99a – Press release of ArvinMeritor, Inc., dated February 4, 2009

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         ARVINMERITOR, INC.

By:_/s/ Vernon G. Baker, II_____

            Vernon G. Baker, II

                                                                     Senior Vice President and General Counsel

Date: February 4, 2009

EXHIBIT INDEX

Exhibit No.     Description

99a                 Press release of ArvinMeritor, Inc., dated February 4, 2009